Exhibit 99.1

Western Digital Reports Fiscal Third Quarter 2021 Financial Results

News Summary
•Third quarter revenue was $4.1 billion, down 1% year-over-year (YoY). Client Devices revenue increased 10%, Data Center Devices and Solutions revenue declined 19%, and Client Solutions revenue increased 8% YoY.
•Third quarter GAAP earnings per share (EPS) was $0.63 and non-GAAP EPS was $1.02.
•Generated operating cash flow of $116 million and free cash flow was negative $11 million in the third quarter.
•Expecting fiscal fourth quarter 2021 revenue to be in the range of $4.40 billion to $4.60 billion with non-GAAP EPS in the range of $1.30 to $1.60.

SAN JOSE, Calif., — April 29, 2021 — Western Digital Corp. (Nasdaq: WDC) today reported fiscal third quarter 2021 financial results.

“We reported solid results above the guidance range, driven by increasing momentum of our energy-assisted drives and our second-generation NVMe enterprise SSDs, improving NAND flash pricing trends, along with the continued accelerated digital transformation across end markets,” said David Goeckeler, Western Digital CEO. “Western Digital’s strengths in technology and cost leadership, expansive product portfolio and broad routes to market are providing a foundation upon which we are solidifying our position as an essential building block of the digital economy. These strengths, combined with our increased operational and strategic focus enabled by our new business unit structure, are driving results. As we continue to face a dynamic environment, we are seeing the benefits of the synergistic value in the breadth of Western Digital’s portfolio, and our unique ability to deliver both hard drive and flash solutions to our diverse end-markets and customer base.”

Western Digital Reports Fiscal Third Quarter 2021 Financial Results

Q3 2021 Financial Highlights

	GAAP			Non-GAAP

	Q3 2021	Q3 2020	vs. Q3 2020	Q3 2021	Q3 2020	vs. Q3 2020
Revenue ($M)	$4,137	$4,175	down 1%	$4,137	$4,175	down 1%
Gross Margin	26.4%	24.1%	up 2.3 ppt	27.7%	27.9%	down 0.2 ppt
Operating Expenses ($M)	$774	$852	down 9%	$732	$738	down 1%
Operating Income ($M)	$317	$153	up 107%	$412	$427	down 4%
Net Income ($M)	$197	$17	up 1059%	$318	$257	up 24%
Earnings Per Share	$0.63	$0.06	up 950%	$1.02	$0.85	up 20%

The company generated $116 million in cash flow from operations, made a total debt repayment of $212 million, and ended the quarter with $2.7 billion of total cash and cash equivalents. There were 313 million ordinary shares outstanding at the end of the quarter.

Additional details can be found within the company’s earnings presentation, which is accessible online at investor.wdc.com.

Western Digital Reports Fiscal Third Quarter 2021 Financial Results

Key End Market Summary

Revenue ($M)	Q3 2021	Q3 2020	vs. Q3 2020
Client Devices	$2,012	$1,831	up 10%
Data Center Devices & Solutions	$1,237	$1,523	down 19%
Client Solutions	$888	$821	up 8%
Total Revenue	$4,137	$4,175	down 1%

In the fiscal third quarter of 2021, Western Digital’s revenue decreased 1% year-over-year to $4.1 billion, driven by a decline in Data Center Devices & Solutions offset by strong performance in gaming and consumer markets.

In Client Devices, continued strength in notebook and desktop PC demand, along with new game console ramps, drove solid revenue growth.

In Data Center Devices and Solutions, while revenue was down 19% from the prior year, Western Digital experienced significant sequential growth with its second generation, NVMe enterprise SSD at a cloud titan. In addition, many cloud customers also utilize NAND flash for their consumer product lines, creating additional end market opportunities for Western Digital as the company continues to diversify and balance the end markets served. Qualifications of Western Digital’s energy-assisted hard drives have also been completed with nearly all cloud and enterprise customers, including all cloud titans.

In Client Solutions, revenue increased due to strength in retail, which remains a high performing end market, as Western Digital’s brand recognition, broad product portfolio, and extensive distribution channels continue to distinguish Western Digital from its competitors.

Western Digital Reports Fiscal Third Quarter 2021 Financial Results

Business Outlook for Fiscal Fourth Quarter of 2021

Three Months Ending July 2, 2021
	GAAP(1)	Non-GAAP(1)
Revenue ($B)	$4.40 - $4.60	$4.40 - $4.60
Gross margin	29.0% - 31.0%	30.0% - 32.0%
Operating expenses ($M)	$860 - $890	$760 - $790
Interest and other expense, net ($M)	$75 - $80	$68 - $73
Tax rate	N/A	~ 17% (2)
Diluted earnings per share	N/A	$1.30 - $1.60
Diluted shares outstanding (in millions)	~ 317	~ 317

(1) Non-GAAP gross margin guidance excludes amortization of acquired intangible assets and stock-based compensation expense, totaling approximately $40 million to $60 million. The company’s non-GAAP operating expenses guidance excludes amortization of acquired intangible assets; stock-based compensation expense; and employee termination, asset impairment and other charges, totaling approximately $90 million to $110 million. The company's non-GAAP interest and other expense guidance excludes approximately $10 million of convertible debt activity. In the aggregate, non-GAAP diluted earnings per share guidance excludes these items totaling $140 million to $180 million. The timing and amount of these charges excluded from non-GAAP gross margin, non-GAAP operating expenses, non-GAAP interest and other expense, net and non-GAAP diluted earnings per share cannot be further allocated or quantified with certainty. Additionally, the timing and amount of additional charges the company excludes from its non-GAAP tax rate and non-GAAP diluted earnings per share are dependent on the timing and determination of certain actions and cannot be reasonably predicted. Accordingly, full reconciliations of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP interest and other expense, non-GAAP tax rate and non-GAAP diluted earnings per share to the most directly comparable GAAP financial measures (gross margin, operating expenses, interest and other expense, tax rate and diluted earnings per share, respectively) are not available without unreasonable effort.
(2) The non-GAAP tax rate provided is based on a percentage of non-GAAP pre-tax income. Due to differences in the tax treatment of items excluded from our non-GAAP net income and because our tax rate is based on an estimated forecasted annual GAAP tax rate, our estimated non-GAAP tax rate may differ from our GAAP tax rate and from our actual tax rates.

Western Digital Reports Fiscal Third Quarter 2021 Financial Results

Investor Communications
The investment community conference call to discuss these results and the company’s business outlook for the fiscal fourth quarter of 2021 will be broadcast live online today at 1:30 p.m. Pacific/4:30 p.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.wdc.com.

About Western Digital
Western Digital, a leader in data infrastructure, creates environments for data to thrive. The company is driving the innovation needed to help customers capture, preserve, access, analyze, and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, the company's industry-leading solutions deliver the possibilities of data. Western Digital data-centric solutions are comprised of the Western Digital®, G-Technology™, SanDisk® and WD® brands. Financial and investor information is available on the company's Investor Relations website at investor.wdc.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the company’s preliminary financial results for its fiscal third quarter ended April 2, 2021; the company’s business outlook for the fiscal fourth quarter of 2021; our market position and portfolio synergies; consumer trends and market conditions; and expectations regarding pricing trends, product momentum, diversification strategies and market opportunities. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s fiscal third quarter ended April 2, 2021 included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: future responses to and effects of the COVID-19 pandemic; volatility in global economic conditions; impact of business and market conditions; impact of competitive products and pricing; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and our strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; our high level of debt and other financial obligations; changes to our relationships with key customers; disruptions in

Western Digital Reports Fiscal Third Quarter 2021 Financial Results

operations from cyberattacks or other system security risks; actions by competitors; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-K filed with the SEC on August 28, 2020, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, the Western Digital logo, G-Technology, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited; on a US GAAP basis)

	April 2, 2021	July 3, 2020

ASSETS
Current assets:
Cash and cash equivalents	$2,734	$3,048
Accounts receivable, net	1,905	2,379
Inventories	3,683	3,070
Other current assets	710	551
Total current assets	9,032	9,048
Property, plant and equipment, net	3,061	2,854
Notes receivable and investments in Flash Ventures	1,694	1,875
Goodwill	10,066	10,067
Other intangible assets, net	519	941
Other non-current assets	1,037	877
Total assets	$25,409	$25,662

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,807	$1,945
Accounts payable to related parties	397	407
Accrued expenses	1,552	1,296
Accrued compensation	494	472
Current portion of long-term debt	251	286
Total current liabilities	4,501	4,406
Long-term debt	8,678	9,289
Other liabilities	2,281	2,416
Total liabilities	15,460	16,111
Total shareholders’ equity	9,949	9,551
Total liabilities and shareholders’ equity	$25,409	$25,662

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended		Nine Months Ended
	April 2, 2021	April 3, 2020	April 2, 2021	April 3, 2020
Revenue, net	$4,137	$4,175	$12,002	$12,449
Cost of revenue	3,046	3,170	9,047	9,751
Gross profit	1,091	1,005	2,955	2,698
Operating expenses:
Research and development	555	563	1,645	1,715
Selling, general and administrative	287	281	808	884
Employee termination, asset impairment and other charges	(68)	8	(43)	25
Total operating expenses	774	852	2,410	2,624
Operating income	317	153	545	74
Interest and other expense, net	(68)	(107)	(214)	(305)
Income (loss) before taxes	249	46	331	(231)
Income tax expense	52	29	132	167
Net income (loss)	$197	$17	$199	$(398)

Income (loss) per common share
Basic	$0.64	$0.06	$0.65	$(1.34)
Diluted	$0.63	$0.06	$0.65	$(1.34)

Weighted average shares outstanding:
Basic	306	299	305	298
Diluted	313	303	308	298

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited; on a US GAAP basis)

	Three Months Ended		Nine Months Ended
	April 2, 2021	April 3, 2020	April 2, 2021	April 3, 2020
Operating Activities
Net income (loss)	$197	$17	$199	$(398)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	251	384	961	1,189
Stock-based compensation	83	78	239	232
Deferred income taxes	(36)	(11)	(41)	(53)
Loss (gain) on disposal of assets	(66)	3	(65)	(9)
Write-off of issuance costs and amortization of debt discounts	10	10	30	30
Other non-cash operating activities, net	(8)	12	(26)	(8)
Changes in:
Accounts receivable, net	(72)	(187)	474	(774)
Inventories	(108)	24	(613)	179
Accounts payable	(209)	(39)	(139)	131
Accounts payable to related parties	3	33	(10)	66
Accrued expenses	173	4	251	331
Accrued compensation	(29)	(104)	22	87
Other assets and liabilities, net	(73)	(82)	(378)	(351)
Net cash provided by operating activities	116	142	904	652
Investing Activities
Purchases of property, plant and equipment, net	(162)	(127)	(699)	(432)
Acquisitions, net of cash acquired	—	—	—	(22)
Activity related to Flash Ventures, net	35	161	129	627
Strategic Investments and Other, net	1	(2)	8	19
Net cash provided by (used in) investing activities	(126)	32	(562)	192
Financing Activities
Employee stock plans, net	—	(8)	20	10
Dividends paid to shareholders	—	(149)	—	(445)
Repayment of debt	(212)	(212)	(673)	(919)
Other	—	—	(9)	—
Net cash used in financing activities	(212)	(369)	(662)	(1,354)
Effect of exchange rate changes on cash	—	1	6	(2)
Net decrease in cash and cash equivalents	(222)	(194)	(314)	(512)
Cash and cash equivalents, beginning of period	2,956	3,137	3,048	3,455
Cash and cash equivalents, end of period	$2,734	$2,943	$2,734	$2,943

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended		Nine Months Ended
	April 2, 2021	April 3, 2020	April 2, 2021	April 3, 2020
GAAP cost of revenue	$3,046	$3,170	$9,047	$9,751
Amortization of acquired intangible assets	(39)	(145)	(293)	(466)
Stock-based compensation expense	(14)	(13)	(41)	(38)
Charges related to cost saving initiatives	—	(2)	—	(3)
Charges related to a power outage incident and related recovery	—	—	75	(68)
Other	—	—	—	8
Non-GAAP cost of revenue	$2,993	$3,010	$8,788	$9,184

GAAP gross profit	$1,091	$1,005	$2,955	$2,698
Amortization of acquired intangible assets	39	145	293	466
Stock-based compensation expense	14	13	41	38
Charges related to cost saving initiatives	—	2	—	3
Charges related to a power outage incident and related recovery	—	—	(75)	68
Other	—	—	—	(8)
Non-GAAP gross profit	$1,144	$1,165	$3,214	$3,265

GAAP operating expenses	$774	$852	$2,410	$2,624
Amortization of acquired intangible assets	(39)	(40)	(117)	(120)
Stock-based compensation expense	(69)	(65)	(198)	(194)
Employee termination, asset impairment and other charges	68	(8)	43	(25)
Charges related to acquisitions and dispositions	—	(2)	—	(9)
Charges related to cost saving initiatives	(1)	1	(1)	(6)
Other	(1)	—	(1)	—
Non-GAAP operating expenses	$732	$738	$2,136	$2,270

GAAP operating income (loss)	$317	$153	$545	$74
Cost of revenue adjustments	53	160	259	567
Operating expense adjustments	42	114	274	354
Non-GAAP operating income	$412	$427	$1,078	$995

GAAP interest and other expense, net	$(68)	$(107)	$(214)	$(305)
Convertible debt activity	7	7	21	21
Other	(6)	9	(10)	13
Non-GAAP interest and other expense, net	$(67)	$(91)	$(203)	$(271)

GAAP income tax expense	$52	$29	$132	$167
Income tax adjustments	(25)	50	17	12
Non-GAAP income tax expense	$27	$79	$149	$179

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	April 2, 2021	April 3, 2020	April 2, 2021	April 3, 2020
GAAP net income (loss)	$197	$17	$199	$(398)
Amortization of acquired intangible assets	78	185	410	586
Stock-based compensation expense	83	78	239	232
Employee termination, asset impairment and other charges	(68)	8	(43)	25
Charges related to acquisitions and dispositions	—	2	—	9
Charges related to cost saving initiatives	1	1	1	9
Charges related to a power outage incident and related recovery	—	—	(75)	68
Convertible debt activity	7	7	21	21
Other	(5)	9	(9)	5
Income tax adjustments	25	(50)	(17)	(12)
Non-GAAP net income	$318	$257	$726	$545

Diluted income (loss) per common share
GAAP	$0.63	$0.06	$0.65	$(1.34)
Non-GAAP	$1.02	$0.85	$2.36	$1.81

Diluted weighted average shares outstanding:
GAAP	313	299	308	298
Non-GAAP	313	303	308	301

Cash flows
Cash flow provided by operating activities	$116	$142	$904	$652
Purchase of property, plant and equipment, net	(162)	(127)	(699)	(432)
Activity related to flash ventures, net	35	161	129	627
Free cash flow	$(11)	$176	$334	$847

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth non-GAAP cost of revenue; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest and other expense, net; non-GAAP income tax expense; non-GAAP net income; non-GAAP diluted income per common share and free cash flow (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. The company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these Non-GAAP measures exclude, as applicable, the amortization of acquired intangible assets, stock-based compensation expense, employee termination, asset impairment and other charges, charges related to acquisitions and dispositions, charges related to cost saving initiatives, charges related to a power outage incident and related recovery, convertible debt activity, other adjustments, and income tax adjustments, and the company believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing the company's results. These Non-GAAP measures are some of the primary indicators management uses for assessing the company's performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its Non-GAAP measures:

Amortization of acquired intangible assets. The company incurs expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company's acquisitions and any related impairment charges.

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company's control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company's peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign the company's operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. From time-to-time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. In addition, the company may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods. These charges or credits are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

Charges related to acquisitions and dispositions. In connection with the company's business combinations or dispositions, the company incurs expenses which it would not have otherwise incurred as part of its business operations. These expenses include third-party professional service and legal fees, third-party integration services, severance costs, non-cash adjustments to the fair value of acquired inventory, contract termination costs, and retention bonuses. The company may also experience other accounting impacts in connection with these transactions. These charges and impacts are related to acquisitions and dispositions, are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

Charges related to cost saving initiatives. In connection with the transformation of the company's business, the company incurred charges related to cost saving initiatives which do not qualify for special accounting treatment as exit or disposal activities. These charges, which the company believes are not indicative of the underlying performance of its business, primarily relate to costs associated with rationalizing the company's channel partners or vendors, transforming the company's information systems infrastructure, integrating the company's product roadmap, and accelerated depreciation of assets.

Charges related to a power outage incident and related recovery. In June 2019, an unexpected power outage incident occurred at the flash-based memory manufacturing facilities operated through the company's joint venture with Kioxia Corporation in Yokkaichi, Japan. The power outage incident resulted in costs associated with the repair of damaged tools and the write-off of damaged inventory and unabsorbed manufacturing overhead costs which are expensed as incurred. In the fiscal first and second quarters of 2021, the company received recoveries of these losses from insurance carriers. These charges and recoveries are inconsistent in amount and frequency, and the company believes these charges or recoveries are not part of the ongoing production operation of its business.

Convertible debt activity. The company excludes non-cash economic interest expense associated with its convertible notes. These charges do not reflect the company's operating results, and the company believes they are not indicative of the underlying performance of its business.

Other adjustments. From time-to-time, the company incurs charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments. The income tax adjustments also include adjustments to estimates related to the current status of the rules and regulations governing the transition to the Tax Cuts and Jobs Act. These adjustments are excluded because the company believes that they are not indicative of the underlying performance of its ongoing business.

Additionally, free cash flow is defined as cash flows provided by operating activities less purchases of property, plant and equipment, net of proceeds from sales of property, plant and equipment, and the activity related to Flash Ventures, net. The company considers free cash flow generated in any period to be a useful indicator of cash that is available for strategic opportunities including, among others, investing in the company's business, making strategic acquisitions, repaying debt and strengthening the balance sheet.

___________________
Contacts:
Western Digital Corp.

Investor Contact:	Media Contact:
T. Peter Andrew	Lisa Neitzel
949.672.9655	408.717.7607
peter.andrew@wdc.com	lisa.neitzel@wdc.com
investor@wdc.com